EXHIBIT 99.3

Read This First

Office of Thrift Supervision Guidance for Accountholders

          Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

          On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact Office of Thrift Supervision (OTS) at (202) 906-6202. OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

          How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to "loan" you money to purchase a significant amount of stock in the offering. In exchange for that "loan" you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

          On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the stock information center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

Next Page

What Investors Need to Know

          Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:
  Know the Rules - By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution's conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

  "Neither a Borrower nor a Lender Be" - If someone offers to lend you money so that you can participate - or participate more fully - in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

  Watch Out for Opportunists - The opportunist may tell you that he or she is a lawyer - or a consultant or a professional investor or some similarly impressive tale - who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that "everyone" enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

  Get the Facts from the Source - If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution's website or by visiting a branch office.
The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

'Dear Members and Friends' Letter

_____________, 2006

To Members and Friends of ViewPoint Bank

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting ViewPoint Bank in reorganizing into the mutual holding company structure. In connection with the Reorganization, ViewPoint Financial Group, the newly-formed mid-tier holding company for ViewPoint Bank, is offering common stock in a subscription and community offering to certain members of ViewPoint Bank, an employee stock ownership plan established by ViewPoint Bank, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

At the request of ViewPoint Bank, we are enclosing materials explaining this process and your options, including an opportunity to subscribe for shares of ViewPoint Financial Group common stock until 12:00 Noon, Central Time, on ___________, 2006. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at ______ W. 15th Street, Plano, Texas 75075, Monday through Friday from 9:00 a.m. to 5:00 p.m., or feel free to call the Stock Information Center at (___) ___-____.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

'Dear Friends' Letter

_________, 2006

Dear Friend:

We are pleased to announce that ViewPoint Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, ViewPoint Financial Group, the newly-formed mid-tier holding company for ViewPoint Bank, is offering common stock in a subscription and community offering to certain members of ViewPoint Bank, an employee stock ownership plan established by ViewPoint Bank, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

Because we believe you may be interested in learning more about an investment in ViewPoint Financial Group's common stock, we are sending you the following materials which describe the offering.
PROSPECTUS: This document provides detailed information about ViewPoint Bank's operations and the proposed offering of ViewPoint Financial Group common stock.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to order stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Central Time, on ____________, 2006.
As a friend of ViewPoint Bank, you will have the opportunity to buy common stock directly from ViewPoint Financial Group in the offering without paying a commission or fee. If you have any questions regarding the reorganization and offering, please call us at (___) ___-____, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at ______ W. 15th Street in Plano, Texas.

We are pleased to offer you this opportunity to become a stockholder of ViewPoint Financial Group.

Sincerely,

Gary R. Base
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

'Dear Members' Letter

__________ 2006

Dear Member:

We are pleased to announce that ViewPoint Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, ViewPoint Financial Group, the newly-formed mid-tier holding company for ViewPoint Bank, is offering common stock in a subscription and community offering to certain members of ViewPoint Bank, an employee stock ownership plan established by ViewPoint Bank, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

To accomplish this reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and Stock Issuance, your voting rights and your rights to subscribe for shares of common stock being offered for sale by ViewPoint Financial Group. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card. It is the detachable section at the top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on _____ 2006 at ______, Central Time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE REORGANIZATION.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of ViewPoint Bank to become stockholders of ViewPoint Financial Group. Please remember:
  Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

  Members have a right, but not an obligation, to buy ViewPoint Financial Group common stock, and may do so without the payment of a commission or fee, before it is offered to the general public.

  Like all stock, shares of ViewPoint Financial Group common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of ViewPoint Financial Group, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Central Time, on __________, 2006.

If you have any questions regarding the offering, please call us at (___) ___-____, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at ________ W. 15th Street in Plano, Texas.

Sincerely,

Gary R. Base
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. 'Dear Prospective Investor' Letter

_________, 2006

Dear Prospective Investor:

We are pleased to announce that ViewPoint Bank is reorganizing into the mutual holding company structure. In connection with the reorganization, ViewPoint Financial Group, the newly-formed mid-tier holding company for ViewPoint Bank, is offering common stock in a subscription and community offering to certain members of ViewPoint Bank, an employee stock ownership plan established by ViewPoint Bank, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

We have enclosed the following materials that will help you learn more about an investment in ViewPoint Financial Group common stock. Please read and review the materials carefully.
PROSPECTUS: This document provides detailed information about ViewPoint Bank's operations and the proposed stock offering by ViewPoint Financial Group.

STOCK ORDER AND CERTIFICATION FORM: This form can be used to order stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Central Time on _________, 2006.
We invite you and other community members to become stockholders of ViewPoint Financial Group. Through this offering you have the opportunity to buy stock directly from ViewPoint Financial Group without paying a commission or a fee.

If you have any questions regarding the reorganization, please call us at (___) ___-____, Monday through Friday from 9:00 a.m. to 5:00 p.m., or stop by our Stock Information Center located at ______ W. 15th Street in Plano, Texas.

Sincerely,

Gary R. Base President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Proxy Gram I

{Logo} ViewPoint Bank

PROXY GRAM

PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize ViewPoint Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.

Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC insurance coverage on your accounts.

Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Reorganization and

Your Board of Directors Unanimously recommends a Vote "FOR" the Reorganization.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Gary R. Base
President and Chief Executive Officer
ViewPoint Bank
Plano, Texas
If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (___) ___-____.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Proxy Gram II

{Logo} ViewPoint Bank

PROXY GRAM II
PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize ViewPoint Bank into the mutual holding company structure.

Your vote on the Plan of Reorganization and Stock Issuance has not yet been received.
Voting for the reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC insurance coverage on your accounts.

Not Returning Your Proxy Cards has the Same Effect as Voting "Against" the Reorganization and

Your Board of Directors Unanimously Recommends a Vote "FOR" the Reorganization.

Our Reasons for the Reorganization

As a Mutual Institution:
  There is no authority to issue capital stock and thus no access to this market source of equity capital.
  Earnings from year to year are the only source of generating equity capital.

Under a Mutual Holding Company structure, we will be able to:
  Structure our business in the form that will enable us to access capital markets.
  Support future lending and operational growth.
  Better attract and retain qualified directors and management through stock-based compensation plans.
  Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

Your Vote Is Important To Us!

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,

Gary R. Base
President and Chief Executive Officer
ViewPoint Bank

If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
For further information, call (___) ___-____.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Proxy Gram III

{logo} ViewPoint Bank

Proxy Gram III

______, 2006

Dear Valued ViewPoint Bank Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize ViewPoint Bank into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but will provide us with the flexibility to increase our capital, continue to grow and expand, add new products and services, and increase our lending capability.

As of the date of this letter, your vote on our Plan of Reorganization and Stock Issuance has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Reorganization and Stock Issuance. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope. Our meeting on ________ is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (___)___-____.

Best regards and thank you,

Gary R. Base
President and Chief Executive Officer

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, VIEWPOINT BANK, VIEWPOINT FINANCIAL GROUP, VIEWPOINT MHC OR ANY GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Question and Answer Brochure (front)

Facts About the Reorganization

The Board of Directors of ViewPoint Bank unanimously adopted a Plan of Reorganization and Stock Issuance to reorganize into a mutual holding company structure. As a result of the reorganization, ViewPoint Financial Group will become the federally chartered parent holding company of ViewPoint Bank, and ViewPoint Financial Group will be a majority-owned subsidiary of ViewPoint MHC. In connection with the reorganization, ViewPoint Financial Group is offering a minority percentage of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance. ViewPoint MHC will be the majority stockholder of the common stock of ViewPoint Financial Group after the reorganization.
This brochure answers some of the most frequently asked questions about the reorganization and about your opportunity to invest in ViewPoint Financial Group's common stock.
Investment in the common stock of ViewPoint Financial Group involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors."

What is the purpose of the Reorganization?
The reorganization will provide ViewPoint Bank with an additional source of capital to better serve the needs of the local community through: increasing our lending capacity to support new loans and higher lending limits; increasing our capital base; allowing us to grow and enhance our profitability; and improving our ability to manage capital, which will include paying cash dividends.
Proceeds may also be used to allow ViewPoint Financial Group to finance the acquisition of other	financial institutions and related businesses, although no mergers or acquisitions are planned at the present time; to repurchase shares of our common stock; and to accomplish other general corporate purposes.

Will the reorganization affect any of my deposit accounts or loans?
No. The reorganization will not affect the balance or terms of any deposit account or loan. Your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. Your deposit account is not being converted to stock.

Do depositors have to buy stock?
No. However, the reorganization will allow ViewPoint Bank's depositors an opportunity to buy stock and become stockholders of ViewPoint Financial Group.

Who is eligible to purchase stock in the subscription offering?
Certain members of ViewPoint Bank, its predecessor Community Credit Union, the ViewPoint Bank employee stock ownership plan, and possibly others.

How many shares of stock are being offered and at what price?
ViewPoint Financial Group is offering through the Prospectus between _________ and ________ shares of common stock at a price of $10.00 per share. The maximum number of shares that we may sell in the stock offering may increase by 15% to _________ shares as a result of regulatory considerations or changes in financial markets.

How much stock may I buy?
The minimum order is 25 shares or $250. No person may purchase more than 40,000 shares or $400,000 of common stock in the subscription offering, and no person, together with associates of and persons acting in concert with	such persons may purchase more than 70,000 shares or $700,000 of common stock.

How do I order stock?
You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by ViewPoint Bank prior to 12:00 Noon, Central Time, on __________,2006.

How may I pay for my shares of stock?
First, you may pay for stock by check, cash or money order. If paying by cash, please stop by any one of ViewPoint Bank's offices and ask a teller to convert your cash into a check. Interest will be paid by ViewPoint Bank on these funds at the statement savings annual percentage yield from the day the funds are received until the reorganization is completed or terminated. Second, you may authorize us to withdraw funds from your ViewPoint Bank savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until the reorganization is completed or terminated.

Can I purchase shares using funds in my ViewPoint IRA account?
Potentially. However, you must establish a self-directed IRA account at a brokerage firm or trust department to which you can transfer a portion or all of your IRA account at ViewPoint Bank that will enable such purchase. Please contact your broker as early as possible; as such transactions take time to complete.

May I obtain a loan from ViewPoint Bank to pay for the stock?
No. Federal regulations do not allow ViewPoint Bank to make loans for this purpose, nor may you use a ViewPoint Bank line of credit to pay for shares. However, you are not precluded from obtaining financing from another financial institution.

Question and Answer Brochure (back)

Does placing an order guarantee that I will receive all, or a portion, of the shares I ordered?
No. It is possible that orders received during the stock offering will exceed the number of shares offered for sale. In this case, referred to as an "oversubscription," federal regulations require that orders be filled using a pre-determined allocation procedure. Please refer to the section of the Prospectus titled, "The Reorganization and Stock Offering" for a detailed description of allocation procedures.
If we are not able to fill an order (either wholly or in part), excess funds will be refunded by check, including interest earned at ViewPoint Bank's statement savings rate. If payment was to be made by withdrawal from a ViewPoint Bank deposit account, excess funds will remain in that account.

Will the stock be insured?
No. Like any other common stock, ViewPoint Financial Group's stock will not be insured.

Will dividends be paid on the stock?
Yes. ViewPoint Financial Group intends to pay a quarterly cash dividend of $0.05 per share or $0.20 per share on an annualized basis.

How will the stock be traded?
We have received conditional approval to list on the NASDAQ National Market after this offering under the ticker symbol "VPFG."

Are officers and directors of ViewPoint planning to purchase stock?
Yes! ViewPoint Bank's senior officers and directors plan to purchase, in the aggregate, $_______ worth of stock.

Must I pay a commission?
No. You will not be charged a commission or fee on the purchase of shares in the Reorganization.	Should I vote?
Yes. Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS AT YOUR EARLIEST CONVENIENCE!

May I vote in person at the special meeting of members?
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy, you may do so by giving notice at the meeting.

Stock Information Center
(___) ___-____
ViewPoint Financial Group
1309 W. 15th Street
Plano, Texas 75075

The Reorganization and
Stock Issuance

QUESTIONS
&
Answers

ViewPoint Financial Group

The proposed stock holding company for
ViewPoint Bank

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

End.